AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

JOHN KEELER & CO., INC., a Florida corporation,

COASTAL PRIDE SEAFOOD, LLC., a Florida limited liability company,

COASTAL PRIDE COMPANY, INC., a South Carolina corporation

and

THE SHAREHOLDERS OF COASTAL PRIDE COMPANY, INC.

November 26, 2019

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of November 26, 2019, by and among John Keeler & Co., Inc., a Florida corporation (the “Purchaser”), Coastal Pride Seafood, LLC, a Florida limited liability company (the “Acquisition Subsidiary”), Coastal Pride Company, Inc., a South Carolina corporation (the “Company”), and The Walter F. Lubkin, Jr. Irrevocable Trust dated 1/8/03 (the “Trust”), Walter F. Lubkin III (“Lubkin III”), Tracy Lubkin Greco (“Greco”) and John C. Lubkin, (collectively, constituting all of the shareholders of the Company immediately prior to the Merger, the “Sellers” and each a “Seller”). The Purchaser, the Acquisition Subsidiary, the Company and the Sellers are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Company with and into the Acquisition Subsidiary, with the Acquisition Subsidiary remaining as the surviving entity after the merger (the “Merger”); and

WHEREAS, the Purchaser, the Acquisition Subsidiary and the Company desire that the Merger qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulation and not subject the Sellers to tax liability under the Code;

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon and subject to the terms and conditions set forth in this Agreement, the Company shall merge with and into the Acquisition Subsidiary at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Company shall cease, and the Acquisition Subsidiary shall continue as the surviving company in the Merger (the “Surviving Company”). The “Effective Time” shall be the time at which articles of merger reflecting the Merger (the “Articles of Merger”), in proper form and duly executed, are filed with the Secretary of State of the State of Florida pursuant to Section 607.1105(4) of the Florida Business Corporation Act (the “Florida Act”) and Section 33-11-105 of the South Carolina Business Corporations Act (the “South Carolina Act”). The Merger shall have the effects set forth herein and in the applicable provisions of the Florida Act and the South Carolina Act.

1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of The Crone Law Group, P.C., in New York, New York, commencing at 10:00 a.m. local time (or such other place and time as is mutually agreed to by the Parties) on November 26, 2019, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions set forth in Article VII hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Laws (as defined below) to close.

1.3 Deliveries by the Purchaser. At or prior to the Closing, the Purchaser shall deliver to the Sellers, or a duly appointed representative of the Sellers:

(a) The Cash Amount (as defined below);

(b) Stock certificates representing the Consideration Shares (as defined below), or an irrevocable instruction letter executed by the Purchaser instructing the transfer agent for the Purchaser to issue the Consideration Shares to the respective Sellers;

(c) The Lubkin Note (as defined below);

(d) The Sellers Notes (as defined below);

(e) The certificate described in Section 7.3(b) and 7.3(c);

(f) A good standing certificate of the Purchaser, dated not more than ten (10) Business Days prior to the Closing Date;

(g) The Lubkin III and Greco Employment Agreements (as defined below);

(h) The Non-Competition Agreements (as defined below); and

(i) Such other documents and instruments as reasonably requested by the Sellers.

1.4 Deliveries by the Sellers. At or prior to the Closing, the Sellers shall deliver to the Purchaser the following:

(a) Stock certificates representing all of the issued and outstanding Company Common Stock (as defined below);

(b) The Company Consents indicated on Schedule 2.3;

(c) The certificate described in Sections 7.2(b) and 7.2(c);

(d) Evidence of the termination of the Company Shareholder Agreement (as defined below);

(e) A letter of resignation of Lubkin Jr. as an officer and director of the Company;

(f) The Lubkin III and Greco Employment Agreements (as defined below);

(g) The Non-Competition Agreements (as defined below);

(h) Subordination Agreements in connection with the Lubkin Note and Sellers Notes;

(i) The Leak-Out Agreements; and

(j) Such other documents and instruments as reasonably requested by the Purchaser.

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1.5 Further Assurances. From time to time, as and when reasonably requested by a Party hereto, the other Parties hereto shall execute and deliver all such other instruments and shall take further actions as such requesting Party reasonably may deem necessary in order to confirm or record or otherwise effectuate the Merger and the issuance of the Lubkin Note, the Sellers Notes, and the Consideration Shares.

1.6 Merger. The Surviving Company shall file the Articles of Merger with the Secretary of State of the State of Florida and the Secretary of State of the State of South Carolina.

1.7 Additional Actions. If at any time after the Effective Time the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or the Acquisition Subsidiary or (b) otherwise to carry out the purposes of this Agreement, the Surviving Company and its proper officers and managers or their designees shall be authorized (to the fullest extent allowed under applicable Law (as defined below) to execute and deliver, in the name and on behalf of either the Company or the Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or the Acquisition Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or the Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

1.8 Merger Consideration. At the Effective Time, as consideration in connection with the Merger (collectively, the “Merger Consideration”), the Sellers will receive the following:

(a) An amount in cash equal to $400,000, as may be reduced as described below (the “Cash Amount”), shall be paid by the Purchaser in cash by bank wire transfer of immediately available funds, on a pro rata basis, to the Sellers to the accounts designated on Schedule 1.8(a) hereto. The Cash Amount shall be reduced by (i) the amount of outstanding receivables set forth on Schedule 1.8(a), Thereafter, from time to time, the Purchaser shall, within five (5) Business Days of the receipt of evidence that such receivable has been paid, pay to the Sellers, the amount of such receivable, in the amounts set forth on Schedule 1.8(a) until the Cash Amount, as adjusted hereunder, has been paid; and (ii) the amount of any reserve determined by ACF Finco I LP (“ACF”) and its collateral audit of the Company’s available collateral related to the Company’s pre-billing until such time as ACF deems such reserve to be no longer required.

(b) $500,000, by the issuance to Walter F. Lubkin Jr. (“Lubkin Jr.”) of a promissory note in substantially the form attached hereto as Exhibit B (the “Lubkin Note”). The aggregate principal amount of the Lubkin Note shall be subject to adjustment for the purpose of providing funds for the Sellers’ indemnification obligations described in Article VI below;

(c) $210,000, by the issuance to the Sellers (other than the Trust) of promissory notes, in the amounts set forth on Schedule 1.8(c), in the substantially the form attached hereto as Exhibit C (each, a Sellers Note” and, collectively, the “Sellers Notes”). The aggregate principal amount of the Sellers Notes shall be subject to adjustment, on a pro rata basis, for the purpose of providing funds for the Sellers’ indemnification obligations described in Article VI below;

(d) $1,000,000, by the issuance to Lubkin Jr. of 500,000 shares of common stock, par value $0.0001 per share (the “Lubkin Consideration Shares”), of Blue Star Foods Corp., a Delaware corporation, and the holder of all of the issued and outstanding shares of common stock of the Purchaser (“Blue Star”); and

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(e) $1,590,000, by the issuance to the Sellers of an aggregate of 795,000 shares of common stock of Blue Star, in the amounts set forth on Schedule 1.8(e) (the “Other Consideration Shares” and together with the Lubkin Consideration Shares, the “Consideration Shares”).

1.9 Dissenting Shares. As of the Effective Time there are no Sellers who have not voted in favor of the adoption of this Agreement and the Merger.

1.10 Options and Warrants. As of the Effective Time, there are no outstanding options, warrants or other rights to purchase shares of common stock of the Company.

1.11 Articles of Incorporation and Bylaws.

(a) The articles of incorporation of the Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Company until duly amended or repealed, and the Surviving Company may make any necessary filings in the States of Florida and South Carolina as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.11(a).

(b) The bylaws of the Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company until duly amended or repealed.

1.12 No Further Rights. From and after the Effective Time, no shares of Company Common Stock (as defined below) shall be deemed to be outstanding, and holders of Company Common Stock, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by law.

1.13 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock (as defined below) shall thereafter be made.

1.14 Exemption from Registration; Rule 144.

(a) Blue Star intends that the Consideration Shares, and the shares of its common stock to be issued upon conversion of the Sellers Notes, will be issued in transactions exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), by reason of Section 4(a)(2) of the Securities Act, and will be “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be offered, sold, pledged, assigned or otherwise transferred unless (a) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (b) an exemption from such registration exists and if requested, the holder of such securities delivers an opinion of counsel to Blue Star and/or Purchaser, which counsel and opinion are satisfactory to Blue Star, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; and the certificates representing such shares will bear an appropriate legend and restriction on the books of Blue Star’s transfer agent to that effect.

(b) Blue Star was a former “shell company” as defined in Rule 12b-2 under the Exchange Act of 1934. The Company and Sellers acknowledge securities issued by a former shell company can only be sold under Rule 144 if all of the requirements of subsection (i) of Rule 144 have been satisfied. As a result, the restrictive legends on certificates for Consideration Shares, and the shares issuable upon the conversion of the Sellers Notes, cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, the Company represents and warrants to the Purchaser and the Acquisition Subsidiary as follows:

2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Purchaser complete and accurate copies of its articles of incorporation and bylaws. The Company is not in default under or in violation of any provision of its articles of incorporation, as amended to date, or its bylaws, as amended to date. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Company.

2.2 Capitalization. The authorized capital stock of the Company consists of 100,000 shares of common stock, par value $1.00 per share (“Company Common Stock”). As of the date of this Agreement and as of immediately prior to the Effective Time, and without giving effect to the transactions contemplated by this Agreement or any of the other Transaction Documents (as defined below), 1,265 shares of Company Common Stock are issued and outstanding. As of the date of this Agreement and as of immediately prior to the Effective Time, there are no outstanding options or warrants to purchase shares of Company Common Stock outstanding. The Company has previously provided to Purchaser a complete and accurate list of all stockholders of the Company, indicating the number and class of Company stock held by each stockholder. The Company has no stock option plans and other stock or equity-related plans or any outstanding debt convertible into Company stock. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and, effective as of the Effective Time, free of all preemptive rights. There are no outstanding or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party, or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of Company Common Stock were issued in compliance with applicable Laws (as defined below).

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2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and (a) the approval of the Merger by the vote of stockholders of the Company required by corporation laws of the State of South Carolina and (b) the approvals and waivers set forth in Section 2.3 of the Company Disclosure Schedule (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the board of directors of the Company (i) determined that the Merger is fair and in the best interests of the Company and the Sellers, (ii) adopted this Agreement in accordance with the provisions of the corporation laws of the State of South Carolina, and (iii) directed that this Agreement and the Merger be submitted to the Sellers for their adoption and approval and resolved to recommend that the Sellers vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

2.4 Non-contravention. Subject to the receipt of Company Consents and the filing of the Articles of Merger as required by Section 607.1105(4) of the Florida Act and Section 33-11-105 of the South Carolina Act, neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or violate any provision of the articles of incorporation or bylaws of the Company, as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation in any contract or instrument set forth in Section 2.4 of the Company Disclosure Schedule, (ii) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (iii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Laws”) applicable to the Company, or any of its properties or assets. For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company. As used in this Agreement, the term “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).

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2.5 Subsidiaries. The Company has no subsidiaries.

2.6 Compliance with Laws.

(a) The Company and the conduct and operations of its business are in compliance with each Law applicable to the Company or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has complied with all federal and state laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has not, and the past and present officers, directors and Affiliates (as defined below) of the Company have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency.

(d) The Company has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any litigation.

(e) The Company has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person.

2.7 Financial Statements. The Company has provided or made available to the Purchaser: (a) the audited balance sheet of the Company (the “Company Balance Sheet”) at December 31, 2018 (the “Company Balance Sheet Date”), and the related consolidated statements of operations and cash flows for the years ended December 31, 2018 and 2017 (the “Company Year-End Financial Statements”); and (b) the unaudited balance sheet of the Company (the “Company Interim Balance Sheet”) at September 30, 2019 (the “Company Interim Balance Sheet Date”) and the related statement of operations and cash flows for the nine months ended September 30, 2019 (the “Company Interim Financial Statements” and together with the Company Balance Sheet and the Company Year-End Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, comply as to form with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion of such Company Financial Statements in the Purchaser’s filings with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are consistent in all material respects with the books and records of the Company.

2.8 Absence of Certain Changes. Since the Company Interim Balance Sheet Date, and except as set forth in Section 2.8 of the Company Disclosure Schedule, (a) to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect.

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2.9 Undisclosed Liabilities. Except as set forth in Section 2.9 of the Disclosure Schedule, the Company has not incurred any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Interim Balance Sheet referred to in Section 2.6, (b) liabilities not exceeding $25,000 in the aggregate that have arisen since the Company Interim Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

2.10 Tax Matters.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii) “Tax Returns” means all United States of America, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with the Taxes.

(b) Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company has filed on a timely basis (taking into account any valid extensions) all material Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable in accordance with the Tax Returns. The unpaid Taxes of the Company for tax periods through the Company Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer other than the Company (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period). All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(c) Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company has delivered or made available to the Purchaser complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 2012. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

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(d) The Company (i) is not a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) does not have any actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is not or has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(e) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(f) No state or federal “net operating loss” of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

2.11 Assets. The Company owns or leases all tangible assets reasonably necessary for the conduct of its business as presently conducted. Except as set forth in Section 2.11 of the Company Disclosure Schedule, each such tangible asset currently used in the operation of the business is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in Section 2.11 of the Company Disclosure Schedule, no asset of the Company (tangible or intangible) (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), is subject to any Security Interest.

2.12 Owned Real Property. The Company does not own any real property.

2.13 Real Property Leases. Section 2.13 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered or made available to the Purchaser complete and accurate copies of the leases and subleases listed in Section 2.13 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Section 2.13 of the Company Disclosure Schedule:

(a) the lease or sublease is a legal, valid, binding and enforceable obligation of the Company and is in full force and effect;

(b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the Closing will not result in a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

(c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and to the knowledge of the Company, no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time or both, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect; and

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(d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

2.14 Contracts.

(a) Section 2.14 of the Company Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement (other than the Transaction Documentation (as hereinafter defined)):

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties (A) which provides for lease payments in excess of $25,000 per annum or (B) which has a remaining term longer than 12 months and is not cancellable without penalty by the Company on sixty (60) days or less prior written notice;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, is not cancellable without penalty by the Company on sixty (60) days or less prior written notice and involves more than the sum of $25,000, or (B) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii) any agreement which, to the knowledge of the Company, is a material joint venture or legal partnership;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement that purports to limit in any material respect the right of the Company to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi) any employment agreement or consulting agreement;

(vii) any agreement involving any officer, director or stockholder of the Company or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof (an “Affiliate”) (other than stock subscription, stock option, restricted stock, warrant or stock purchase agreements the forms of which have been made available to Purchaser);

(viii) any agreement or commitment for capital expenditures in excess of $10,000, for a single project (it being represented and warranted that the liability under all undisclosed agreements and commitments for capital expenditures does not exceed $25,000 in the aggregate for all projects);

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(ix) any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x) any agreement, other than as contemplated by this Agreement, relating to the future sales of securities of the Company other than outstanding stock option, restricted stock, warrant or stock purchase agreements the forms of which have been made available to Purchaser; and

(xi) any other agreement (or group of related agreements) (A) under which the Company is obligated to make payments or incur costs in excess of $25,000 in any year or (B) not entered into in the Ordinary Course of Business, in each case which is not otherwise described in clauses (i) through (xi).

(b) The Company has delivered or made available to the Purchaser a complete and accurate copy of each agreement listed in Section 2.14 of the Company Disclosure Schedule. With respect to each agreement so listed, and except as set forth in Section 2.14 of the Company Disclosure Schedule: (i) the agreement is a legal, valid, binding and enforceable obligation of the Company and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable obligation of the Company, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity and will be in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time; and (iii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract, except for any breach, violation or default that has not had a Company Material Adverse Effect.

2.15 Accounts Receivable. All accounts receivable of the Company reflected on the Company Interim Balance Sheet are valid receivables subject to no setoffs or counterclaims, net of the applicable reserve for bad debts on the Company Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Company Interim Balance Sheet Date are valid receivables subject to no setoffs or counterclaims, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Company Balance Sheet.

2.16 Powers of Attorney. Except as set forth in Section 2.16 of the Company Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

2.17 Insurance. Section 2.17 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company is not liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

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2.18 Warranties. No product or service sold or delivered by the Company is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Company.

2.19 Litigation. Except as set forth in Section 2.19 of the Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company which (a) seeks either damages in excess of $25,000 individually or $75,000 in the aggregate, (b) if determined adversely to the Company, could have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.20 Employees.

(a) Section 2.20 of the Company Disclosure Schedule contains a list of all employees of the Company, along with the position of each such person. To the knowledge of the Company, no employee has any plans to terminate employment with the Company.

(b) The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the knowledge of the Company, (i) no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company, and (ii) to the Company’s knowledge, there are no circumstances or facts which could individually or collectively give rise to a suit against the Company by any current or former employee or applicant for employment based on discrimination prohibited by fair employment practices laws.

2.21 Employee Benefits.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement providing direct or indirect compensation for services rendered, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

(ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

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(b) Section 2.21(b) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company or any ERISA Affiliate (collectively, the “Company Benefit Plans”). Complete and accurate copies of (i) all Company Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on Form 5500 Series and (for all funded plans) all plan financial statements for the last three plan years for each Company Benefit Plan that is required to file an annual report, have been made available to the Purchaser. Except as set forth on Section 2.21(b) of the Company Disclosure Schedule, each Company Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Company Benefit Plan and has made all required contributions thereto not later than the due date therefor (including extensions). The Company, each ERISA Affiliate and each Company Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Company Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

(c) To the knowledge of the Company, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Benefit Plans and proceedings with respect to qualified domestic relations orders, qualified medical support orders or similar benefit directives) against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that could give rise to any material liability.

(d) All the Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received a determination, advisory or opinion letter from the Internal Revenue Service to the effect that such Company Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Company Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect (other than amendments required by law or which are not reasonably expected to result in loss of such plan’s qualified status), and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(e) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(f) At no time has the Company or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g) There are no unfunded obligations under any Company Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable Law and insurance conversion privileges under state law. The assets of each Company Benefit Plan which is funded are reported at their fair market value on the books and records of such Company Benefit Plan.

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(h) No act or omission has occurred and no condition exists with respect to any Company Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Benefit Plan.

(i) No Company Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(j) Each Company Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Company Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Benefit Plan.

(k) Section 2.14 and Section 2.21(k) of the Company Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the Company Interim Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

2.22 Environmental Matters.

(a) To its knowledge, the Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term “Environmental Law” means any Law relating to the environment, including without limitation any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

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(b) To the knowledge of the Company, without independent investigation, there are no documents that contain any environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of.

(c) The Company has not been notified that there is any material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company

2.23 Customers. Section 2.23 of the Company Disclosure Schedule sets forth a list of each customer that accounted for more than 5% of the revenues of the Company during the last full fiscal year and the amount of revenues accounted for by such customer during such period. As of the date hereof, the Company has not received notice from any customer that such customer may materially reduce the amount of business done with the Company below the level of business done with the Company in the last twelve months.

2.24 Permits. Section 2.24 of the Company Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including, without limitation, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent, and including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) from any Governmental Entity (“Permits”) issued to or held by the Company . Such listed Permits are the only material Permits that are required for the Company to conduct its business as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and no suspension or cancellation of such Permit is threatened. Each such Permit will continue in full force and effect immediately following the Closing.

2.25 Certain Business Relationships with Affiliates. Except as listed in Section 2.25 of the Company Disclosure Schedule, no Affiliate of the Company (a) owns any material property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 2.25 of the Company Disclosure Schedule describes any transactions involving the receipt or payment in any fiscal year between the Company and any Affiliate of the Company which have occurred or existed since the Organization Date, other than employment agreements or other compensation arrangements.

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2.26 Brokers’ Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.27 Books and Records. The minute books and other similar records of the Company contain, in all material respects, complete and accurate records in all material respects of all actions taken at any meetings of the Company’s stockholders, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings.

2.28 Intellectual Property.

(a) The Company owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), as is necessary to conduct its businesses as presently conducted.

(b) Section 2.28(b) of the Company Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity by the Company or for which an application for registration has been filed with any Governmental Entity by the Company, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 2.28(b) of the Company Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of the Company in excess of $25,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company.

(c) Except as set forth on Section 2.28(c) of the Company Disclosure Schedule, all Intellectual Property Rights of the Company that have been registered by it with any Governmental Entity are valid and subsisting. As of the Effective Date, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities. The Company has not filed for registration of any Intellectual Property rights other than with respect to patents.

(d) The Company is not, nor will as a result of the consummation of the Merger or other transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights of the Company or any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”).

(e) Except as set forth on Section 2.28(e) of the Company Disclosure Schedule, the Company has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and the Company has not received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right.

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(f) The Company has received no written notice that any person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights of the Company in a manner that has a material impact on the business of the Company.

2.29 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule, or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

2.30 Accountants. Liggett & Webb P.A. (the “Company Auditor”) is (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002) and (b) “independent” with respect to the Company within the meaning of Regulation S-X. Except as set forth on Section 2.30 of the Company Disclosure Schedule, the reports of the Company Auditor (or any prior auditor) on the financial statements of the Company for the 2018 fiscal year and any subsequent interim period did not contain an adverse opinion or a disclaimer of opinion, or were qualified as to uncertainty, audit scope, or accounting principles. During the Company’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Company Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Company Auditor.

2.31 Board Action. The Company’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Company’s stockholders and is on terms that are fair to such Company stockholders, (b) adopted this Agreement in accordance with the provisions of the corporation laws of the State of South Carolina, and (c) directed that this Agreement and the Merger be submitted to the Company stockholders for their adoption and approval and resolved to recommend that the Company stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to the Purchaser and the Acquisition Subsidiary to enter into this Agreement and to consummate the transactions contemplated herein, each Seller jointly and severally represents and warrants to the Purchaser as follows:

3.1 Power and Authority. Each Seller has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents (as defined below) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents by each Seller and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other action or proceeding on the part of such Seller is necessary to authorize the execution, delivery and performance by such Seller of this Agreement and the Transaction Documents and the consummation by such Seller of the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents have been duly executed and delivered by each Seller and constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with their respective terms.

3.2 Conflicts; Consents and Approvals. Neither the execution and delivery by each Seller of this Agreement and the other Transaction Documents (as defined below) to be executed and delivered by it in connection with this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a) conflict with, or result in a breach of any provision of, the organizational documents of each Seller which is an entity;

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(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (as defined below) (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance (as defined below) upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the organizational documents of the Company, (ii) any contract to which such Seller is a party or to which any of its respective properties or assets may be bound which, if so affected, would either have a Company Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (iii) any permit, registration, approval, license or other authorization or filing to which such Seller is subject or to which any of its properties or assets may be subject. As used in this Agreement, the term “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or Governmental Entity. As used in this Agreement, the term “Encumbrances” means security interests, liens, claims, charges, title defects, deficiencies or exceptions (including, with respect to real property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever;

(c) require any action, consent or approval of any Governmental Entity or non-governmental third party; or

(d) violate any order, writ or injunction, or any material decree, or material Law applicable to such Seller or any of its businesses, properties or assets.

3.3 Title to Shares. Each Seller is the sole record and beneficial owner of the Company Common Stock indicated next to his or her name on Schedule 3.3 and has good and marketable title to the Company Common Stock, free and clear of all Encumbrances. There are no outstanding rights agreements, understandings, proxies, claims or other commitments, agreements or rights of any character whatsoever relating to the shares held by the Sellers as set forth on Schedule 3.3.

3.4 Securities Representations.

(a) Investment Purposes. Each Seller is acquiring the Consideration Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or “blue-sky” laws. No other Person has a direct or indirect beneficial interest in, and such Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Consideration Shares or any part thereof that would be in violation of the Securities Act or any state securities or “blue-sky” laws or other applicable Law.

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(b) No General Solicitation. Each Seller is not receiving the Consideration Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a Person, other than Purchaser personnel, previously known to such Seller.

(c) No Obligation to Register Shares. Each Seller understands that neither Blue Star nor the Purchaser is under obligation to register the Consideration Shares under the Securities Act, or to assist such Seller in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. Such Seller understands that the Consideration Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the Consideration Shares will bear a legend stating that the Consideration Shares have not been registered under the Securities Act or state securities laws and they may not be transferred or resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(d) Investment Experience. Each Seller, or such Seller’s professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement. By reason of the business and financial experience of such Seller or its professional advisor, such Seller can protect its own interests in connection with the transactions described in this Agreement. Such Seller is able to afford the loss of its entire investment in the Consideration Shares.

(e) Exemption from Registration. Each Seller acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of such Seller made herein, such Seller further represents and warrants to and agrees with the Purchaser as follows:

(i) Such Seller has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the Consideration Shares;

(ii) Such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Consideration Shares;

(iii) Such Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Purchaser and all other information to the extent the Purchaser possesses such information or can acquire it without unreasonable effort or expense; and

(iv) Such Seller has reviewed the documents filed by Blue Star with the SEC and has also considered the uncertainties and difficulties frequently encountered by companies such as the Blue Star.

(f) No Reliance. Other than as set forth herein, each Seller is not relying upon any other information, representation or warranty by Blue Star or the Purchaser or any officer, director, stockholder, agent or representative of the Purchaser in determining to invest in the Consideration Shares. Such Seller has consulted, to the extent deemed appropriate by such Seller, with such Seller’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Consideration Shares and on that basis believes that its investment in the Consideration Shares is suitable and appropriate for such Seller.

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(g) No Governmental Review. Each Seller is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Consideration Shares or the Purchaser, or (iii) guaranteed or insured any investment in the Consideration Shares or any investment made by the Purchaser.

3.5 Full Disclosure. No representation or warranty of any Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to a Seller that would have a Company Material Adverse Effect or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

AND THE ACQUISITION SUBSIDIARY

As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated herein, the Purchaser represents and warrants to the Company and the Sellers, as follows:

4.1 Organization, Qualification and Corporate Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and the Acquisition Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida. Purchaser has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted. The Purchaser is not in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, or its bylaws, as amended to date. The Acquisition Subsidiary is not in default under or in violation of any provision of its articles of organization, as amended to date, or its operating agreement, as amended to date.

4.2 Authorization of Transaction. Each of the Purchaser and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser and the Acquisition Subsidiary of this Agreement and the agreements contemplated hereby and thereby (collectively, the “Transaction Documents”), and the consummation by the Purchaser and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or company action, as the case may be, on the part of the Purchaser and the Acquisition Subsidiary. Each of the documents included in the Transaction Documents has been duly and validly executed and delivered by the Purchaser or the Acquisition Subsidiary, as the case may be, and constitutes a valid and binding obligation of the Purchaser or the Acquisition Subsidiary, as the case may be, enforceable against them in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

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4.3 Noncontravention. Subject to the filing of the Articles of Merger as required by the Florida Act and the South Carolina Act, neither the execution and delivery by the Purchaser or the Acquisition Subsidiary, as the case may be, of this Agreement or the Transaction Documents, nor the consummation by the Purchaser or the Acquisition Subsidiary, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Purchaser or the operating agreement of the Acquisition Subsidiary, as the case may be, (b) require on the part of the Purchaser or the Acquisition Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Purchaser or the Acquisition Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Purchaser Material Adverse Effect (as defined below) and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Purchaser Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Purchaser or the Acquisition Subsidiary except as set forth on Schedule 4.3 in connection with the Seventh Amendment to the Loan and Security Agreement dated November __, 2019, between the Purchaser and ACF or (e) violate any Laws applicable to the Purchaser or the Acquisition Subsidiary or any of their properties or assets. “Purchaser Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Purchaser.

4.4 Subsidiaries. The Purchaser has no Subsidiaries other than the Acquisition Subsidiary. The Acquisition Subsidiary is an entity duly organized, validly existing and in company and tax good standing under the laws of the jurisdiction of its organization. The Acquisition Subsidiary was formed solely to effectuate the Merger and has not conducted any business operations since its organization. The Acquisition Subsidiary has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its articles of organization or operating agreement. All of the issued and outstanding membership interests of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All membership interests of the Acquisition Subsidiary are owned by the Purchaser free and clear of any restrictions on transfer, claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Acquisition Subsidiary is a party or which are binding on it providing for the issuance, disposition or acquisition of any capital stock of the Purchaser or membership interests of the Acquisition Subsidiary (except as contemplated by this Agreement). There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Acquisition Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any interests of the Acquisition Subsidiary.

4.5 SEC Reports. SEC Reports; Financial Statements. Blue Star has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Blue Star as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments..

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4.6 Compliance with Laws. The conduct and operations of the Purchaser’s business is in compliance with each Law applicable to the Purchaser, or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. The Purchaser has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations; has not, and the past and present officers, directors and Affiliates of the Purchaser have not, been the subject of, nor does any officer or director of the Purchaser have any reason to believe that the Purchaser or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws; has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation; has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Purchaser have any reason to believe that the Purchaser or any of its officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

4.7 Litigation. Except as disclosed in Section 4.7 of the Purchaser Disclosure Schedule, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Purchaser’s knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser could have, individually or in the aggregate, a Purchaser Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

4.8 Permits. Section 4.8 of the Purchaser Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, permits, licenses, registrations, certificates, orders, approvals or exemptions from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Purchaser Permits”) issued to or held by the Purchaser or any of its Subsidiaries. Such listed permits are the only Purchaser Permits that are required for the Purchaser to conduct its business as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. Each such Purchaser Permit is in full force and effect and, to the knowledge of the Purchaser, no suspension or cancellation of such Purchaser Permit is threatened and there is no basis for believing that such Purchaser Permit will not be renewable upon expiration. Each such Purchaser Permit will continue in full force and effect immediately following the Closing.

4.9 Consideration Shares. As of the Closing, all of the Consideration Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the Sellers of the certificates representing the Consideration Shares, the Sellers will acquire good and valid title to such Consideration Shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

4.11 Disclosure. No representation or warranty by the Purchaser or the Acquisition Subsidiary contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Purchaser or the Acquisition Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Purchaser has disclosed to the Company all material information relating to the business of the Purchaser or any of its Subsidiaries or the transactions contemplated by this Agreement. There is no fact known to a Purchaser that would have a Purchaser Material Adverse Effect or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Purchaser that has not been set forth in this Agreement.

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4.12 Board Action. The Purchaser’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Purchaser’s stockholders, (b) has caused the Purchaser, in its capacity as the sole stockholder of the Acquisition Subsidiary to approve the Merger and this Agreement by written consent, (c) adopted this Agreement in accordance with the provisions of the Florida Act, and (d) directed that this Agreement and the Merger be submitted to the Purchaser stockholders for their adoption and approval and resolved to recommend that the Purchaser stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby.

ARTICLE V

COVENANTS

5.1 Access and Information. Prior to the Closing, the Purchaser, on one hand, and the Company, on the other hand, shall permit representatives of the other to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, technology, technical support, contracts, commitments, reports of examination and documents of or pertaining to, as may be necessary to permit the other to, at its sole expense, make, or cause to be made, such investigations thereof as the other reasonably deems necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, and the Purchaser and the Company shall reasonably cooperate with any such investigations. No investigation by a Party or its representatives or advisors prior to or after the date of this Agreement (including any information obtained by a Party pursuant to this Section 5.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement nor shall the conduct or completion of any such investigation be a condition to any of such party’s obligations under this Agreement.

5.2 Confidentiality. Each of the parties hereto shall use their best efforts and cause their respective Affiliates, officers, directors, employees, consultants, advisors and agents to use their respective best efforts to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other parties, all confidential information of the Purchaser or the Company, as the case may be, that is made available in connection with this Agreement, and will not release or disclose such confidential information to any other Person, except to their respective auditors, attorneys, financial advisors and other consultants, agents, and advisors in connection with this Agreement. If the Closing does not occur, (a) such confidence shall be maintained by the Parties, and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such party, its officers, directors or such other Persons in contravention of this Agreement), and (b) upon the request of any party, the other party shall promptly return to the requesting party any written materials remaining in its possession, which materials it has received from the requesting party or its representatives, together with any analyses or other written materials based upon the materials provided.

5.3 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable as promptly as practicable to satisfy the conditions set forth in Article V and to consummate the transactions contemplated hereby.

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5.4 Notification by the Company and Sellers. The Company and the Sellers shall use their respective best efforts to as promptly as practicable inform the other parties hereto in writing if, prior to the consummation of the Closing, it obtains knowledge that any of the representations and warranties made by such party in this Agreement ceases to be accurate and complete in any respect, it becomes aware of any fact or condition that constitutes a breach of any covenant of such party as of the date of this Agreement or that would reasonably be expected to cause any of its covenants to be breached as of the Closing Date. Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement.

5.5 Financial Reporting. Prior to the Closing, the Company shall prepare and deliver audited financial statements in compliance with the American Institute of Certified Public Accountants’ generally accepted auditing standards for the year ended December 31, 2018 (the “Audit”) and any other information as required for the Purchaser’s filings in connection with the transactions contemplated by this Agreement under the Exchange Act.

5.6 Leak-Out. During the period commencing on the Closing Date and ending on the one-year anniversary thereof, the Sellers may not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (each a “Transfer”), any Consideration Shares and any shares of common stock of Blue Star which a Seller may receive upon conversion of a Sellers Note (the “Conversion Shares”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such shares, whether any such transaction is to be settled by delivery of securities, in cash or otherwise. From and after the one-year anniversary of the Closing Date, a Seller may Transfer up to 25% of the aggregate of the Consideration Shares, and any Conversion Shares, in each successive six-month period.

5.7 Management. For a period of five years from the Closing Date, Lubkin III and Greco each agree to devote all of his or her business time, attention and energy to the business of the Surviving Company and to faithfully and competently serve and perform such duties consistent with his or her position with the Surviving Company, pursuant to the terms and conditions of the Employment Agreements attached hereto as Exhibit D. Such employment shall be performed at the offices of the Surviving Company in Beaufort, South Carolina. Each of such persons affirms and represents that he or she is under no obligation to any other third party that is in any way inconsistent with, or imposes any limitation or restriction upon, such person’s continued service to the Surviving Company as contemplated herein.

5.8 Non-Competition. As an inducement to the Purchaser to enter into this Agreement and as additional consideration for the consideration to be paid to the Sellers hereunder each of Lubkin III and Greco will enter into employment agreements, in substantially the form attached hereto as Exhibit D (the “Lubkin III and Greco Employment Agreements”) and the other Sellers will enter into non-competition agreements, each effective as of the Closing Date, in substantially the form attached hereto as Exhibit E (the “Non-Competition Agreements”). Each Seller agrees that he or she will not at any time disparage the Purchaser or the Surviving Company or any of their respective shareholders, members, managers, directors, officers, employees or agents.

5.9 Regions Bank. At the Closing and as a condition thereof, any and all borrowings by the Company under the loan and revolving line of credit with Regions Bank will be paid off in full by the Purchaser through its lender, and any and all agreements relating to such borrowings or collateral thereunder will be terminated and of no further force and effect.

5.10 Shareholder Agreement. On or before the Closing Date, the Shareholder Agreement, dated July 12, 2017, among the Sellers and the Company, shall be terminated and of no further force and effect (“Company Shareholder Agreement”).

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5.11 Board Composition. Effective as of the Closing, the board of managers of the Surviving Company shall consist of John Keeler, Walter Lubkin III and Christopher Constable.

5.12 No Registration. The Sellers understand and acknowledge that the Consideration Shares, and any Conversion Shares issued upon conversion of the Sellers Notes, are “restricted” shares of common stock of Blue Star and Blue Star is under no obligation to register such Consideration Shares and/or Conversion Shares under the Securities Act of any state securities laws.

ARTICLE VI

INDEMNIFICATION; SURVIVAL

6.1 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company, the Sellers and its and their Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Company Indemnified Parties”), and shall reimburse the Company Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys’ fees) (collectively, “Damages”), arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Purchaser in this Agreement or in any certificate or document delivered by or on behalf of the Purchaser pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, or (b) any failure by the Purchaser to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Purchaser pursuant to this Agreement to be performed by or complied with by or on behalf of the Purchaser.

6.2 Indemnification by the Sellers. The Sellers, severally and jointly, shall indemnify and hold harmless the Purchaser, the Acquisition Subsidiary and their respective Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Purchaser Indemnified Parties”), and shall reimburse the Purchaser Indemnified Parties for, any Damages arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Sellers in this Agreement or in any certificate or document delivered by or on behalf of the Sellers pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by the Sellers to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Sellers pursuant to this Agreement to be performed by or complied with by or on behalf of the Sellers, or (c) the Sellers’ failure to provide requested board resolutions and other corporate records and due diligence materials establishing (i) that the shares of Company Common Stock the Purchaser is acquiring from the Sellers in connection with the Merger have been duly authorized, validly issued, fully paid and nonassessable, (ii) that no third parties have an interest in or claim to the shares of Company Common Stock the Purchaser is acquiring from the Sellers in connection with the Merger, (iii) that no additional shares of Company Common Stock or other securities of the Company are issued and outstanding, (ii) that the pre-Merger officers and directors of the Company have been duly appointed and currently hold their stated positions, (iv) that the Company does not have any undisclosed material contracts or liabilities, (v) that the Company owns or leases all tangible assets reasonably necessary for the conduct of its business as presently conducted, and (vi) that the Company has all requisite corporate power and authority to carry on the businesses in which it is engaged.

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6.3 Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser Indemnified Parties, and shall reimburse the Purchaser Indemnified Parties for, any Damages arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of the Company in this Agreement or in any certificate or document delivered by or on behalf of the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by the Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Company pursuant to this Agreement to be performed by or complied with by or on behalf of the Company.

6.4 Certain Limitations. The Purchaser Indemnified Party or the Company Indemnified Party making a claim under this Article 6 is referred to as an “Indemnified Party”, and the party against whom such claims are asserted under this Article 6 is referred to as an “Indemnifying Party.” The indemnification provided for in Sections 6.1 through 6.3 shall be subject to the following limitations:

(a) Payments by an Indemnifying Party pursuant to Section 6.1 or Section 6.2 in respect of any Damages shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Party (or the Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Damages prior to seeking indemnification under this Agreement.

(b) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Damages upon becoming aware of any event or circumstance that gives rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Damages.

6.5 Survival; Limitations. All representations, warranties, covenants and agreements of the parties hereto contained herein shall survive the Closing. The obligations of the parties hereto pursuant to the Indemnification contained in this Article VI shall expire (a) as to non-Tax related Damages twelve (12) months from the Closing Date (the “Non-Tax Indemnification Period”), except with respect to the Indemnification contained in Section 6.2, which shall continue for thirty-six (36) months with respect to the Sellers Notes and for sixty (60) months with respect to the Lubkin Note, and (b) as to Tax-related Damages upon the final resolution by the appropriate tax authorities of the Tax liabilities of the Company through the Closing Date or the expiration of the applicable statute of limitations (as tolled by any waiver or extension thereof).

ARTICLE vii

CONDITIONS TO CONSUMMATION OF MERGER

7.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a) the Company shall have obtained (and shall have provided copies thereof to the Purchaser) the written consents of (i) all of the members of its Board of Directors, (ii) all of the Sellers holding shares of Company Common Stock entitled to vote on this Agreement and the Merger, to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, in form and substance satisfactory to the Purchaser; and

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(b) the Purchaser and the Company shall have completed all necessary legal due diligence to their reasonable satisfaction.

7.2 Conditions to Obligations of the Purchaser and the Acquisition Subsidiary. The obligation of each of the Purchaser and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Purchaser) of the following conditions:

(a) the Company shall have obtained (and shall have provided copies thereof to the Purchaser) all other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices which are required on the part of the Company; to consummate the transactions contemplated by this Agreement;

(b) the representations and warranties of the Company and the Sellers contained in this Agreement and the Transaction Documents shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date), and the Company and the Sellers shall have delivered to the Purchaser a certificate, signed by them, to such effect in form and substance satisfactory to the Purchaser;

(c) the Company and the Sellers shall have performed in all respects each obligation and agreement to be performed by it or them, and shall have complied in all respects with each covenant required by this Agreement to be performed or complied with by it or them at or prior to the Closing, and the Company and the Sellers shall have delivered to the Purchaser a certificate, signed by them, to such effect in form and substance satisfactory to the Purchaser;

(d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) the Company shall have delivered to the Purchaser and the Acquisition Subsidiary a copy of each written consent received from its board and stockholders consenting to the Merger;

(f) each Seller and Walter Lubkin Jr. shall have executed and delivered to the Purchaser a Leak-Out Agreement, in substantially the form attached hereto as Exhibit F (the “Leak-Out Agreements;

(g) the Company shall have delivered to the Purchaser audited and interim unaudited financial statements of the Company pro forma the Merger, compliant with applicable SEC regulations for inclusion under Item 2.01 (f) and/or 5.01(a)(8) of Form 8-K.

7.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following conditions:

(a) the Purchaser shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, which are required on the part of the Purchaser to consummate the transactions contemplated by this Agreement;

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(b) the representations and warranties of the Purchaser set forth in this Agreement and the Transaction Documents shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date), and the Purchaser shall have delivered to the Company a certificate, signed by it, to such effect in form and substance satisfactory to the Company.

(c) each of the Purchaser and the Acquisition Subsidiary shall have performed in all respects each obligation and agreement to be performed by it or them, and shall have complied in all respects each covenant required by this Agreement to be performed or complied with by it or them at or prior to the Closing, and the Purchaser and the Acquisition Subsidiary shall have delivered to the Company a certificate, signed by them, to such effect in form and substance satisfactory to the Company;

(d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

(e) the Purchaser and the Acquisition Subsidiary shall have delivered to the Company a copy of each written consent received from its board, stockholders, and members, as the case may be, consenting to the Merger.;

ARTICLE VIII

TERMINATION

8.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

8.2 Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or Governmental Entity) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

8.3 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

(a) by the Purchaser and the Acquisition Subsidiary if: (i) any of the conditions set forth in Section 7.2 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Purchaser (to the extent such breach is curable) or (iii) as otherwise set forth herein; or

(b) by the Company if: (i) any of the conditions set forth in Section 7.3 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Purchaser or the Acquisition Subsidiary shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company (to the extent such breach is curable) or (iii) as otherwise set forth herein.

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8.4 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

8.5 Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

ARTICLE ix

MISCELLANEOUS

9.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

9.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

9.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

9.4 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

9.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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9.6 Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(a) If to Purchaser or Acquisition Subsidiary:

John Keeler & Co., Inc.

c/o Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

Attn: John Keeler

Copy to:

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, New York 10110

Attn: Eric Mendelson, Esq.

(b) If to the Sellers or the Company:

c/o Coastal Pride Seafood, LLC

2201 Boundary Street, Suite 306,

Beaufort, South Carolina 29902

Copy to:

Burr & Forman LLP

Shelter Cove Executive Park

23-B Shelter Cove Lane, Suite 400,

Hilton Head Island, South Carolina 29928575

Attn: Bret Pruehs, Esq.

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule.

9.8 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

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9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

9.10 Submission to Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction in the federal courts of the States of Florida, or in state court located in Dade County, Florida in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding

9.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

PURCHASER:
John Keeler & Co., Inc.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chief Executive Officer

ACQUISITION SUBSIDIARY:
Coastal Pride Seafood, LLC

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chief Executive Officer

COMPANY:
Coastal Pride Company, Inc.

By:	/s/ Walter F. Lubkin III
Name:	Walter F. Lubkin III
Title:	President

SELLERS:

The Walter F. Lubkin, Jr. Irrevocable Trust Dated 1/8/03

By:	/s/ Walter F. Lubkin, Jr.
Walter F. Lubkin, Jr., Trustee

/s/ Walter F. Lubkin III
Walter F. Lubkin III

/s/ Tracy Lubkin Greco
Tracy Lubkin Greco

/s/ John C. Lubkin
John C. Lubkin